Made in the City of Montreal,
May 4, 2000

BETWEEN :

               GSI TECHNOLOGIES USA INC., a body politic and corporate duly incorporated according to the laws of Delaware, having its head office at 721, S.E. 17th Street, suite 200, Fort Lauderdale, Florida, 33316, represented by Mr. J. Michel de Montigny, its president, duly authorized;

               Hereinafter referred to as "the licensor";

AND :

               3529363 CANADA INC., (GSI Canada), a Canadian company incorporated according to the laws of Canada, having its head office at 2001 McGill College, suite 1310, Montreal, Quebec, H3A 1G1, represented by Mr Yves Lebel, its executive vice-president & Chief Financial Officer, duly authorized;

               Hereinafter referred to as "the licensee";

PREAMBLE

WHEREAS the licensor holds a master license giving it all commercial rights relating to the technology, being the GSI TV.com network concept, integrating animated screens and interactive kiosks, remote controlled via a unique broadcasting software, which the licensor holds by virtue of a master license;

WHEREAS the licensor plans to market the concept through the sale of licenses, which will give to the licensees the commercialization rights for the technology on a certain territory, and the right and obligation to be supplied by the licensor or by suppliers approved by the licensor;

WHEREAS the licensee wishes to obtain the exclusive right to commercialize the GSI TV.com technology in the territory of Canada and that the licensor agrees to grant these rights to the licensee under certain terms, conditions, and stipulations, described hereunder;

WHEREAS the licensee agrees to fulfill and to meet the said conditions for the benefit of the licensor in order to maintain the said license; and

WHEREAS it is in the interest of the parties to describe the nature of their agreement in a private written agreement;

IN CONSIDERATION OF THE PRECEDING, THE PARTIES AGREE TO THE FOLLOWING:

INTERPRETATION

Terminology

Where used in this agreement or in any amendments to this document, the following terms shall have the following meanings:

i)       Agreement

         "Agreement" means the current agreement including its introduction and schedules and all future amendments to the agreement;

ii)      Technology license or Master license

         "Technology license" means all rights relative to the use, sale and sublicense of the Technology;

iii)     Technology

         "Technology" means Intellectual Property, Industrial Secret, Know-how, Broadcasting System, Derivative, Maintenance and Enhancement in their individual and collective form;

i)       Intellectual Property

          "Intellectual property" means acronyms, designs, brand marks, symbols, pictograms, slogans, signs, posters, plates, forms, stationery and other identification items, methods and techniques which are used by the licensor with respect to the marketing of the Technology, copyrights, patents, industrials designs and trademark as well as all such items which may be acquired in the future by the licensor;

ii)      Industrial Secret

          "Industrial Secret" means any confidential information normally not revealed by the licensor and/or licensee to their competitors, any knowledge acquired by the licensee in relation to the present Agreement without which the Technology will be deprived of some of its originality, efficiency and/or exclusivity as well as any procedure not patented;

iii)     Know-how

          "Know-how" means all technical information, procedures, formulas, industrial secrets, technical uses, diagrams, designs, specifications, lists of materials, production guides and information developed or used by the licensor and/or the Licensee in relation to the Technology;

iv)      Broadcasting System

          "Broadcasting System" means all the systems providing interactive and multimedia global networking capabilities and based on the following components:

          Software

          All programs and other operating information used by the Broadcasting system such as:

-        Player Software
-        Receiving Software
-        GSI Multimedia Production Center
-        Primary Broadcasting Server;

          Hardware

          Mechanical  and  electronic   components  of  the  products  generally
          described as kiosks and marketed by the licensor and known as NOVACOLUMN and CITYCOLUMN, including the following, but not limited to:

-        Plasma screen
-        Projectors
-        Metallic Column
-        Adjustable (x,y,z) projector stand
-        Backup Server
-        Broadcasting Unit
-        Computerized environment management unit (C.E.M.U.);
-        Proprietary "fail-safe device";

v)       Maintenance Services

          "Maintenance Services" means any modifications or revisions to the System which correct errors, support new releases of the operating systems which the System is designed to operate, support new input/output devices, or provide updates and corrections. It also means the 24 hour maintenance service delivery to the licensee and the Broadcasting software networking;

vi)      Enhancement

          "Enhancement" means changes or additions, including all new releases and all updates made available by the licensor that add significant new functions or substantially improve the performance of the Technology;

vii)     Derivatives

          "Derivatives" means any work that is based upon one or more pre-existing works, such as revisions, modifications, translations, abridgements, expansions or any other form in which pre-existing works may be recast, transformed, or adapted and that, if prepared without authorization of the owner of the pre-existing work, would constitute a copyright infringement or infringement to the proprietary rights of the owner therein. "Derivatives" can also mean any works of reverse engineering, de-compilation and disassembly;

viii)    Fees

          "Fees" means the monies received by the licensor from the total revenues of the Licensee, accounted for during a calendar quarter;

ix)      Territory

          "Territory" means all countries, territories and areas of the world;

x)       Legal Representatives

          "Legal Representatives" means for each party, depending upon its condition and structure, its executors, heirs, assignees or agents;

xi)      Sublicense

          "Sublicense" means the complete license granted to the licensee for a certain sub-section of the designated territory.

xii)     Transfers of technology

          "Transfers of technology" means the transfer of skill and know-how effected by way of training sessions offered by the licensor to the employees of the licensee.

2.0      JuriSdiction

i)       Subjection

         This Agreement, its interpretation, performance, application, validity and effects shall be subject to the applicable laws in effect in the State of Florida, which partly or totally govern the scope of provisions herein contained;

ii)      Presumption

         Any provision contained in the present Licensing Agreement which is not in conformity with the applicable laws shall be deemed null and void, insofar as such measure is prohibited by one of said laws. And so it shall be for any subordinate stipulation or bound to such disposition insofar as such measure or applicability depends on said disposition;

iii)     Adaptation

         In any case where a provision shall violate an applicable law, it shall be interpreted, as the case may be, as a means of conforming to said applicable law, or failing to do so, in the most susceptible method in order to respect the intention or both parties without waiving the prescriptions of any applicable law that parties wish to respect;

iv)      Continuation or Avoidance

         Where the present License Agreement shall contain an interdiction, all other provisions of said License Agreement shall remain valid and binding upon the parties, unless the provision(s) contrary to an applicable law is (are) deemed essential to the adequate performance of the Licensing Agreement or to the stability of the respective provisions of the parties and where no compatible interpretation with any applicable law(s) may correct the deficiency, in which case the present License Agreement shall be found null ab initio and the parties returned to their original and respective position since the duration of the Agreement, in order to come to an equivalent adjournment, as the case may be;

v)       Priority

         The current License Agreement shall constitute the total and integral understanding reached between the parties and excludes any other document, contract or previous verbal promise or concomitance that may have taken place in the framework of the transactions that proceeded the final performance of the License Agreement; that the parties declare inadmissible any elements susceptible of modifying or hindering, in any way, any of the provisions of the current License Agreement;

3.0      GENERAL

A)       Time of the Essence

         Time shall be the essence in this Agreement. In the calculation of any time limit provided for in the present Agreement, the following rules have effect:

(i)      The first day is not taken into account but the last day is;

(ii) Non legal days are accounted for; but if the last day of the time limit is a non legal day, then the time limit ends on the next legal day;

(ii) When used in the current Agreement, the term "month" refers to calendar months;

         If the Agreement refers to a precise date which is a non legal day, then the Agreement should be read with that precise date referring to the next legal date;

B)       Concurrence

         All rights stipulated in the present Agreement are concurrent and not alternate. Any waiver of an agreed right by one or the other party, in favor of the other, shall not be interpreted as a waiver of any other right herein accepted, unless the wording of a provision indicates by exception the necessity of such choice;

C)       American Funds

         All amounts referred to in the present Agreement shall be considered to be American Funds (U.S. dollars);

D)       Gender and Number

         Where the understanding of the wording is required, the masculine expression shall also include feminine and vice versa; the same shall apply for a word expressing a number where singular shall also include plural and vice versa. Any sentence containing a versatility in the wording, shall be interpreted where the sense demands, in a way to accommodate the appropriate version of such word, with all the grammatical changes required in order to confer a logical meaning to the sentence concerned;

E)       Titles

         The titles used in the present Agreement have no real interpretative value - they serve as classification and identification elements of the constitutive provisions of the Agreement between the parties recorded in the instrument and, for this reason, they cannot influence the interpretation of a provision.


4.0      SUBJECT


         LICENSE

         Conditional upon full respect by the Licensee of its obligations under the present agreement, the licensor grants to the licensee an exclusive right to use and sublicense the Technology IN CANADA'S TERRITORY, including the Broadcasting license. THE LICENSEE ALSO HAS THE RIGHT AND THE OBLIGATION TO BUY ALL PRODUCTS EXCLUSIVELY FROM THE LICENSOR.

         This Technology license also includes THE AVAILABILITY OF SUCH SERVICES AS Network management of the Broadcasting system, the Maintenance service and all the Enhancements of the Technology;

         The parties hereto each acknowledge and agree that the Licensee is the sole and exclusive Licensee IN CANADA'S TERRITORY of all rights granted by the licensor under this Agreement;

         SUBLICENSE

         By way of this Technology license, the licensor grants the Licensee the right to sublicense the Technology in whole or in part, inside the territory of Canada, during the term of the Agreement.

         All sublicenses granted by the Licensee under this Agreement shall be subject and subordinate to terms and conditions of this Agreement; the licensor at its sole discretion can accept or refuse any sale of a sublicense;

 5.0     DESIGNATED TERRITORY

         For the duration of this agreement, the licensor accords to the licensee the exclusive right to commercialize the technology in the territory of Canada, described below:

         The territory of Canada comprises the provinces of Quebec, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland, Manitoba, Saskatchewan, Alberta, and British Columbia. The borders of the provinces may eventually define the territories of the sublicenses.

6.0      CONSIDERATION

         In return for the grant of this license by the licensor, the licensee agrees to pay to the licensor, for the duration of the present agreement, the following amounts:

         Fixed fee

         The current license is granted in favor of the licensee for and in consideration of a fixed fee of TWO HUNDRED AND FIFTY THOUSAND ($250,000) payable over TEN (10) years.

         The licensee must pay the fixed license fee annually, on the anniversary date of the signing of the current license agreement, being ten (10) installments of TWENTY-FIVE THOUSAND ($25,000), for a total of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000).

         Price of the products

         The price of the products is to be negotiated but will not exceed 150% of their total unit cost. The installation costs for electrical and telecommunications connections will be in addition.

         Invoicing

-        30% with order
-        60% on delivery
-        10%, 30 days following delivery

         Price of the license to sub-licensees

         In  terms  of  the  price  of  the   license   that  may  be  sold  to
         sub-licensees, no price schedule is foreseen by the licensor, although it reserves the right to review each license sold.

         Price of products under sub-licenses

         The price of products sold under sub-licenses will be the same for the licensee. However, the sub-licensees must purchase their products directly from the licensor.

         Conditions

         The current license is also granted to the licensee in consideration of the following agreements:


1)       Management of the network

         During the first three (3) years of the installed network, a network management and maintenance agreement, an advertising content agreement and a broadcasting agreement, as well as an agreement covering the transfer of know-how must be signed between the licensee and the licensor. The licensee must be in a position to manage the network by itself at the end of the three (3) year period. This agreement with be signed with the license for an approximate amount to be negotiated.

         $75/month/kiosk.

2)       Maintenance services

         An agreement will be in effect for the first year, in order to offer technical support needed by the licensee in order to maintain the network and the server systems managing the software.

         $40/month/kiosk

         Payments

         The parties acknowledge that any payment is due by the due date without the need for notice and simply by the arrival of term. Any default implies a forfeiture. Similarly, the cashing of any check or receipt of a report with be conditional and will not imply acquiescence as to the validity of the said check or report.


7.0      REPRESENTATION AND WARRANTIES OF THE LICENSOR

         The licensor covenants, represents and warrants as follows and acknowledges that the Licensee is relying upon such covenants, representations and warranties to enter into the present Agreement:

A)       Status

         The licensor has been duly incorporated and organized and is validly subsisting and in good standing according to the Laws of Delaware;

B)       Capacity

         The licensor has the legal capacity to enter into the Agreement contemplated hereby and to fulfill all and any of its obligations under the present Agreement. The granting of the recent License is not subject to any restriction;


8.0      REPRESENTATIONS AND WARRANTIES OF LICENSEE

         The Licensee covenants, represents and warrants as follows and acknowledges that the licensor is relying upon such covenants, representations and warranties to enter into the present Agreement:

A)       Status

         The Licensee has been duly incorporated and organized and is validly subsisting and in good standing according to the Laws of Canada;

B)       Capacity

         The Licensee has the legal capacity to enter into the Agreement contemplated hereby and to fulfill all and any of its obligations under the present Agreement. The granting of the resent License is not subject to any restriction;


9.1.1    DUTIES AND OBLIGATIONS OF THE LICENSOR

         Exclusivity

         The licensor promises to not grant other licenses, for the attribution of the same rights, inside the designated territory identified in the current agreement, this for as long as the current agreement is in effect.

         Peaceable enjoyment

         The licensor agrees to provide the licensee with peaceable enjoyment of the technology inside its designated territory conforming to the terms of the current agreement. Legislation permitting, the licensee may register the granting of the license with the competent authorities.

         Assistance

         The licensor agree to make available to the licensee all the assistance needed for the installation of the network of kiosks and all the training required on the functioning of the technology, subject to the payment of certain costs identified in related agreements.

         Substantial improvements

         All improvements to the technology, as they affect the performance of the broadcasting system and the available products that are linked to the technology, whether able to be patented or not, patented or not, available to the licensor for the duration of the current agreement, will be made available to the licensee, subject to the payment of certain costs.

         Updates

         All updates to the technology relating to the performance of the broadcasting software will be made available to the licensee free of charge for a period of three (3) years.

         Signature

         The licensor promises and is obliged to sign all other documents necessary or useful for the noticing or the protection of the rights of the licensee or granted to the licensee by virtue of the current agreement.

10.      OBLIGATIONS OF THE LICENSEE

         Best efforts

         The licensee agrees to exercise its best efforts to commercialize the technology for its intended purposes, conforming to the terms of the present agreement, and to adhere to the business plan forwarded during the 120 days following the transfer of the license and the installation date.

         Business plan

         Within one hundred and twenty (120) days following the signature of this agreement, the licensee must provide the licensor a copy of a business plan that includes forecasts for the number of products as well as the installation of these within the protected territory, for the duration of the license, being TEN (10) years.

         Installation schedule

         The licensee promises and is obliged to adhere to the following installation schedule as it related to the achievement of the relative stages of installation of the technology in the territory:
         (attachment)

         The licensor acknowledges that deadlines may not be met due to a force majeure, without which the licensee may not claim indemnification on the part of the licensor. However, the licensee risks losing its rights to the license in the event it does not give its best efforts to the installation of the network of kiosks and will be required to discontinue its marketing program.

         Supply and services

         The licensee promises to obtain the products linked to the broadcasting software exclusively from the licensor or from suppliers designated by the licensor. Moreover, the licensee may only avail itself of the services of the licensor for the maintenance of the network and for the management of the network, for the first three years.

         In addition, as for sublicenses, the licensee promises to ensure that the sub-licensees will only purchase products and services that may be prescribed by the licensor and that they respect all the other requirements of the current license relating to supply.

         Payment of expenses

         The licensors promises to pay all amounts due to every supplier associated with the commercialization of the license, (for example, hydro, telephone, or other modes of communication, rents for the installation sites.)

         Policies and general directives

         The licensee promises to respect all the policies and directives issued from time to time by the licensor relative to the commercialization of the products, to the use of the products and broadcasting software and to services associated with the products, to information to be supplied to the sub-licensees and to generally respect all directives of the licensor concerning the marketing of the technology and the use of the technology. The licensor may demand a customer list from the licensee in the event the latter, for whatever reason, is unable to maintain service to its customers. The licensor may then assume responsibility for these customers for any period necessary.

         Quality control

         The licensee agrees to entrust to an agent chosen by the licensor the mandate to inspect the installation of the technology and to audit conformance of the said installation with the standards of quality prescribed by the licensor. The licensee promises to respect in their entirety the said installation standards and to permit the control agent to affix certification stamps on the products that he may use.

         In the event of default by the licensee in conforming with the quality standards established by the licensor, the licensor has the right to withdraw the license after sending a THIRTY (30) day notice concerning the deviation of the licensee and its inaction, following the receipt of the said notice, to conform to the standards.

         Takeover

         In the following instances, the licensee is under the following obligations:

- The licensee undertakes, if it is a company or corporation, to not authorize the sale, the giving as collateral, the ceding or the transfer of shares of any category of its capital stock or any convertible security to anyone without having accomplished the foregoing conditions and the obligations described below.

- If the licensee is a company or a corporation, and if they are held by a legal entity, it undertakes that any sale, the giving as collateral, ceding, transfer or issuance of the shares of that person, of its shareholders and the respective shareholders until the ultimate holding of shares by a physical person, whoever that might be, be effected in conformance with the provisions described below.

- If the licensee is a company or a corporation, it undertakes to not authorize any option to purchase or issuance of shares in any category whatever of its capital stock to anyone whatsoever without the prior accomplishment of its obligations described below

- The licensee, if it is a company or corporation, undertakes to forward to the licensor within one hundred and twenty (120) days from the signing of the current agreement, and on the same date, for each following year, a list of all the shareholders, directors, officers and management of the licensee, which must be duly certified and attested to be a certificate from a legal advisor of the licensee;

         Therefore, the following conditions must be met:

      a) The prior written approval of the third party in the capacity of new licensee, of a director, manager or officer, shareholders or a shareholder member of the licensee, whatever the case, by the licensor according to the criteria used by the licensee for this purpose and the licensee undertakes to furnish the licensor with all the information deemed necessary for the licensor for this purpose.

      b) In the event of a change of control in the licensee, and one or more transactions, if the licensee is a company or corporation, or has the approval of a new licensee, the licensee must have discharged all its obligations and fulfilled all its undertaking and paid all its fees with respect to this transfer of its rights. For the purposes of this paragraph, the word "control" means the holding by one or several shareholders of the majority of the voting shares of the issued and outstanding capital stock of the licensee.

         If all the foregoing conditions to the prescribed transactions have been duly accomplished to the satisfaction of the licensor, then and therefore the licensee or the former directors, managers or officers, shareholders or members of the shareholders of the licensees, whatever the case, will be relieved of their undertakings and obligations according to the contract with the exception of those undertakings identified under the headings "non-compete" and "confidentiality and intellectual property" of this agreement which will become completely applicable as if the contract had been terminated for them as of the date of the transaction.

         Signature

         The licensee promises and is obligated to sign all other documents necessary or useful for the disputation or the preservation of the rights of the licensor or those granted to the licensee by virtue of the current agreement.

         Laws and regulations

         The licensee must conform to all laws and  regulations  established by
         competent   authorities  relating  to  the  commercialization  of  the technology.

         Sub-licensees

         All the obligations of a licensee are also obligations of the sub-licensee relative to the licensee.


11.0     SPECIAL PROVISIONS

         Confidentiality

         The licensee acknowledges that the part of the technology that is the subject matter of the current license contains industrial secrets which are the exclusive property of the licensor and, accordingly, it acknowledges that the unauthorized disclosure of these industrial secrets may have serious implications for the licensor.

         Consequently, the licensee promises to the licensor that it will act in the following manner:

a) To deploy its best efforts to prevent third parties from learning the industrial secrets relative to the technology;

b) To take all the steps necessary to prevent the non-authorized disclosure of the said industrial secrets or confidential data by any employee of the licensee;

c) On the written authorization of the licensor to permit its employees to divulge the industrial secrets contained in the technology only to third parties to which it must communicate them in order for the licensee to meet its obligations in respect of the current agreement insofar as these third parties have consented to the same obligations of confidentiality applicable to the said industrial secrets. The licensee further agrees to keep confidential the description of the technology, if it or a part of it is not the subject of a patent and all additional information permitting or facilitating the construction of equipment incorporating the technology of the construction of a plant incorporating the technology or the commercialization of the equipment or the plant.

         Protection of the technology

         The licensee promises to promptly advise the licensor about any copying or violation of the technology IN ITS TERRITORY as soon as such an act is brought to its attention. The parties agree to consult each other in order to determine the appropriate measures to be taken under the circumstances. If the parties jointly conclude that it is necessary to proceed to the courts relative to the act, the licensor promises to take the necessary measures to stop the act, at the cost of the licensor.

         If the licensee or the licensor, whichever the case, decides not to take action, the other may do so in its name and at its own cost, so long as the licensor indemnifies the licensee for all fees, costs, and damages incurred directly or indirectly by the latter.

         Any process until a judgement or definitive regulation of the litigation will indicate in which manner the compensation should be shared according to the interests of the concerned parties. In the event of a total demand, action or other procedure in which it is alleged that the commercialization of the technology constitutes in infraction against the rights of a third party in an intellectual property, the licensee promises to promptly forward to the licensor a copy of all documents or procedures that can be forwarded or signified. The licensee promises to collaborate fully with the licensor relative to the disputation of all such demands, actions, or other procedures including, with limiting the generality of the foregoing, to make available to the licensor all files, information, samples, specimens, or other pertinent material.

         According to provisions that follow, the licensor undertakes to prendre fait et cause for the licensee in the context of all such demands, actions or other procedures and to reduce the fees that continue to be payable equivalent to the damages, costs and expenses (including, but without limiting the generality of the preceding, the fees and reasonable disbursements of an attorney) paid in this capacity by the licensee. It is agreed by the parties that no regulation outside the court may be concluded by the licensee in the context of a legal pursuit in regard to the preceding provisions without the prior written authorization of the licensor. Any indemnification paid by a third party must be deposited in a trust account held jointly by the attorneys for the parties to the current agreement and must be shared between the parties, deductions made for the fees and legal disbursements and other disbursements incurred for the purposes of the litigation which are absorbed by the licensee.

         The licensee undertakes to not in any way alter the technology nor any improvements to it during the installation of the technology without having first obtained the prior written consent of the licensor.

         The licensee must without delay communicate in writing to the licensor about any improvement to the technology, whether this improvement is able to be patented or not, that, for the duration of the current agreement, is made by an employee of the licensee or which is brought in some manner to his knowledge during the said period. The licensee acknowledges that the said improvement remains at all times the property of the licensor. The licensee promises to not contest directly or indirectly, nor to help contest the validity of the intellectual property, as well as all improvements to it, and this, for the entire duration of the current agreement as well as following its expiration, termination, cancellation, or withdrawal.

         The decision as to the opportunity to file patents applications or registrations for the improvement of the technology is at the entire discretion of the licensor.

         Non-compete

         The licensee declares that it and its directors, management or officers, shareholders or members and employees do not have any interest in any similar license granted by the licensor, nor any other sub-license or license similar to that of the licensor. Moreover, the licensee promises to ensure that the managers principally linked to the commercialization of the license personally promise as such to the licensee by means of a non-disclosure agreement.

         For the duration of this license and for a period of twenty-four (24) months after its withdrawal or its expiry, the licensee promises not to do business with become involved with nor to help another person, company, or corporation by the involvement of associated persons, associated or otherwise, to do business or be involved or have an interest in a similar or identical commercial activity, either as an employee, agent, manager, associate or otherwise and this, in the protected territory in respect of the current license, or for any other protected territory of the licensor, at the time of the annulment or expiry of the license.

         Non-solicitation of personnel

         The licensee promises for the duration of the current agreement and for a supplementary period of TWO (2) years to not solicit the services nor to encourage the departure of a member of the staff of the licensor nor to recommend anyone of them for employment with a third party.

         Any infringement of the above on the part of the licensee will give rise to a penalty equivalent to the annual salary of the person who has left the service of the licensor as a result.

         This penalty is payable to the licensor who nevertheless  reserves the
         right  to  take   appropriate   judicial   action  to  stop  the  said
         infringements.

         Liquidated damages and interest

         In the event of an infringement of any one of the prescribed undertakings by the licensee or a related bound person, the licensee will be responsible for the payment to the licensor, in terms of liquidated damages and interest and not in terms of penalty, an amount of TEN THOUSAND DOLLARS ($10,000) per day of infringement, subject however to recourse in the form of an injunction or any other recourse that may be exercised by the licensor according to the law.

         Force majeure

         None of the parties to the current agreement may be considered to be in default in the performance of its obligations according to the current agreement if such execution is retarded, held back or prevented because of force majeure. Force majeure constitutes all causes that do not depend on the will of the parties to the current agreement, that they could not have reasonably foreseen and against which they could not have protected themselves. Force majeure comprises, but without limitation, all fortuitous events, strikes, partial work stoppages, lock-outs, fires, riots, intervention of the civil or military authorities, complying with regulations or ordinances of all governmental authorities and war (declared or not).

         Relationship of the parties

         Nothing in the current agreement has the effect of creating a principal-agent relationship, a partnership, an employer-employee relationship or legal representative relationship between the licensor and the licensee. Moreover, the licensee has not received the power either tacit or expressed, to create obligations or to link the licensor in any manner whatsoever.

         The parties acknowledge that they act as independent entrepreneurs and that each is free to manage their business in the manner they intend in spite of the current agreement. They confirm that no provision of the agreement can be interpreted in such a way as to give a right of control to the licensor over the affairs and operations of the licensee, in default of which such a provision should be interpreted restrictively in order to protect the licensor.

         Transfer of rights

         The licensee promises to not sell, cede, or otherwise transfer to anyone, directly or indirectly, in whole or in part, its rights and interests in this license without the agreement of the licensor. It may sell sub-licenses, in accordance with the conditions contained in the current agreement, but the licensor always maintains a right over oversight on the attribution of this sub-licenses.

         No warranty and limit of liability

A)       No warranty

         The Licensee acknowledges that the licensor and/or its employees and/or its legal representatives are making no representation nor giving any warranty, even the usual implicit commercial warranty of good value and/or suitability to the Licensee in respect to the Technology;

         The licensor does not warrant, nor represent that neither the Technology, nor the right of any other person within the Territory, nor does the licensor warrant that "prior art" to such Technology existed anywhere in the Territory;

         The licensor warrants, however, that neither the licensor nor its employees, officers and directors have any reason to believe in the existence of, any such infringement or prior art, the existence of which would render Technology unable to be converted by any form of intellectual property protection.

         The Licensee will notify the licensor if any claim of infringement is brought.

         Nothing in this Agreement shall be construed as:

(i) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement or patents or third parties; or

(ii) An obligation to bring or prosecute actions or suits against third parties for infringement of any patents;

B)       Limit of liability

         The parties hereby covenant and agree that the licensor cannot be held responsible for any damage sustained by the Licensee or any third party in relation with the operation of the Technology.

         The licensor expressly makes no representative or warranty whatsoever as to the functioning, safety or suitability for the intended use of the Technology.

         The Licensee agrees that the licensor shall not be liable to the licensee, any sub-licensee or user of the Technology for any loss, costs or damage of any kind suffered by the Licensee, or any sub-licensee or user of the Technology, which may arise out of the manufacture, use or sale of the Technology;

         Furthermore the Licensee undertakes to promptly indemnify the licensor for any claims against the licensor in relation to the license granted by the present Agreement or the operation of the Technology;

         Insurance policy

         The licensee must subscribe for and maintain in effect for the duration of the license insurance policies in such amounts and according to terms and conditions that can be reasonably prescribed by the licensor from time to time and of which the amount, the manner and form will be determined by the licensor.

         More specifically, the licensee must subscribe and keep in effect or arrange to have subscribed and kept in effect for the duration of this contract, the following insurance policies:

a) At least one "total risk policy" covering the kiosks and the other installations against all loss or damage resulting from fire, vandalism, an explosion, and any other risk or disaster or loss on the basis of its full replacement value

b) At least one of its insurance policies covers its civil responsibility protecting the insured against the monetary consequences of any civil responsibility that it might incur for whatever reason, because of the property, because of its operation or use, because of material bodily damages suffered by whomever. Such insurance policies should cover the reciprocal responsibility of the insured and they should provided for a protection of at least five million American dollars (US$5,000,000) for each case of injury or death. This minimal protection may be increased to take account of new circumstances of risk.

         The licensee should forward to the licensor a copy of these insurance policies or any other document confirming the foregoing prescribed coverage within ninety (90) days of the signing of the current agreement.

         In the event the licensee fails to undertake to subscribe or maintain in effect the insurance policies described above, the licensor will have the right to subscribe and maintain in effect these insurance policies, to pay the premiums and to take whatever actions is necessary for the maintenance of these insurance policies. The licensee will reimburse the licensor the amounts disbursed with interest.

         Sub-licensee

         All specific provisions in their entirety are also applicable to a sub-licensee, along with any necessary adaptations.

         12.0     GENERAL PROVISIONS

A)       Schedules

         All the schedules to the present Agreement initialed by the parties for identification are one integral part of the present Agreement;

B)       Arbitration

         Any claim arising from the present Agreement which is challenged, any controversy or dispute regarding the execution of the present Agreement, including its annulment, as well as any dispute with regard to the interpretation or application of the present Agreement must be submitted to arbitration to the exclusion of the courts, the whole in accordance with the procedure hereinafter established.

         Any party to the present Agreement wishing to submit a claim, conflict, dispute or disagreement to arbitration must forward to the other party a written notice (hereinafter referred to as "Notice to Arbitrate"), containing the following items:

         A reasonably detailed description of the claim, conflict, dispute or disagreement to be submitted to arbitration;

         The name, address and profession of the person proposed to act as either a sole arbitrator or on a board of three (3) arbitrators; the other party must, within a delay of ten (10) days as of the receipt of the Notice to Arbitrate, forward to the plaintiff party a notice confirming the choice of the proposed arbitrator or the name, address and profession of the person proposed ad the second arbitrator. In the event of the default by the other party to contest in writing the choice of the proposed arbitrator within the prescribed delay, such other party shall be deemed to have accepted the proposed arbitrator who shall act alone;

         If a second arbitrator has been nominated in accordance with the proceeding provisions, the two (2) arbitrators so nominated must, within ten (10) days of the nomination of the second arbitrator, proceed with the nomination of the third arbitrator. In the event of the default by the two (2) first arbitrators to choose the third arbitrator within the prescribed delay, or should the two (2) first arbitrators fail to occur on the choice of the third arbitrator within the prescribed delay, the appointment of the third arbitrator shall be referred to and made by a court of competent jurisdiction upon the motion of the more diligent party;

         The date of hearing of the parties in dispute must be held twenty (20) days following the receipt of the Notice to Arbitrate (if the appointment of a second arbitrator has not been made in accordance with the preceding provisions), or within ten (10) days of the appointment of the third arbitrator, as the case may be. The award of the arbitrator or board of arbitrators must be rendered in writing and served to the parties within fifteen (15) days following the hearing of the parties. Any such award which is rendered shall be final and without appeal, and shall become executable as a judgement against the parties upon ratification.

C)       Notice

         Any notice required under the present Agreement shall be in writing and shall be delivered by a communication mode permitting to the sending party to prove its delivery to the addresses at the address hereby mentioned at the beginning of this Agreement. Any party hereto may change its address for service by written notice given as aforesaid;

D)       Amendment

         No amendment of this Agreement shall be binding unless expressly provided in an instrument duly executes by parties hereto;

E)       Non-Renunciation

         The silence on the part of one party or its negligence or tardiness in exercising a right or recourse which has been granted or made available to it by virtue on the present Agreement shall never be interpreted or held against such party as a renunciation to any right or recourse;

13.0     END OF THE AGREEMENT

         Cancellation

1.       By the licensor without notice

         The current agreement can be cancelled with full right without notice or summons in any one of the following instances:

a) If the licensee begins any process in respect of the laws on insolvency or bankruptcy or if any process according to all such laws is launched against the licensee:
b) If a trustee, receiver or any other person having similar powers is named to take responsibility for any or part of the assets or affairs of the licensee;
c) If a lessor or any other person, company or legal entity having the legal right to do it, takes possession or all or part of the assets or affairs of the licensee;
d)       the dissolution or liquidation,  voluntary or forced, of the licensee;
         or
e) If the licensee effects a transaction relating to its share capital, in contravention of the foregoing provisions;
f) If a final judgment of a competent court is against the licensee and if this judgement is not satisfied in a period of thirty (30) days from the date on which the judgement became enforceable.
g) If the licensee stops actively commercializing the license for whatever reason for a period of three (3) months;
h) If the licensee fails to maintain its corporate status in its current form;
i) If the licensee makes a false representation to the licensee as to its activities;
j) If the licensee puts obstacles in whatever form in the way for the licensor to exercise its right to inspect the network of kiosks during opening hours and to have access to all written documents or data required for a complete inspection; k) If the licensee fails in its undertaking regarding confidentiality relating to any confidential information it received about the technology

2.       By the licensor without notice

         The  licensor  may at all times by way of a written  notice of FIFTEEN
         (15) days to the licensee to this effect, cancel the current agreement, without prejudice to all its rights and recourses, during the occurrence of one or other of the following events:

a) if the licensee fails to pay any amount due in respect of the current agreement
b) if the licensee does not adhere to the business plan and schedule of installations
c)       if the licensee does not respect the limits of its own territory
d) If the license does not conform to the standards and directives prescribed by the licensor
e) if the licensee does not adhere to any of the terms and conditions of the current agreement

3.       By the licensee without notice

         Despite the provisions of the section regarding the duration of the license, the licensee will have the right to immediately terminate the license without any other notice or delay, in the following instances:

a) If the licensor begins any process in respect of the laws on insolvency or bankruptcy or if any process according to all such laws is launched against the licensor;

b) If a trustee, receiver or any other person having similar powers is named to take responsibility for any or part of the assets or affairs of the licensor;

c)       the dissolution or liquidation,  voluntary or forced, of the licensor;
         or

d) if a final judgment of a competent court is against the licensor and if this judgement is not satisfied in a period of thirty (30) days from the date on which the judgement became enforceable;

e) If the licensor makes a false representation to the licensee as to its activities;

f) If the licensor fails to deliver the technology and the technical assistance, as described beforehand.

         Procedure at the end of the agreement

1.       Continuance of certain obligations

         Notwithstanding the annulment, cancellation or expiry of the current agreement, the licensee continues to be bound by the provisions concerning confidentiality, intellectual property and the non-compete clauses of the current agreement

2.       License fees due

         The annulment or expiry of the current agreement renders due at the latest THIRTY (30) days after the date of the annulment or the expiry of the agreement all sums payable for the current year in respect of section 7 of the current agreement.

         Cessation of the commercialization of the license

         In the event of the withdrawal or the expiry of the license, the licensee must immediately cease commercializing the license, and on the failure of the licensee to conform, the licensor may resort to an injunction to have the use of the technology stopped.

         Provisions relating to inoperative kiosks on the protected territory

         The licensee undertakes to remove, disconnect or disengage at its own cost and on the demand of the licensor all inoperative kiosks on the protected territory, property of the licensee or of one of the sub-licensees. The used kiosks may be eventually recycled in other protected territories, The licensor does not have any obligation to recover the inoperative kiosks and the licensee has complete responsibility to dispose of them in an appropriate manner, that is to say, to destroy them or to recycle them, in such as way that they lose their former attributes.

         Bankruptcy

         In all cases in the event of the bankruptcy of the licensee, the contract will be automatically terminated and all the rights will be ipso facto retro-ceded to the licensor without any legal intervention.

14.0     DURATION

         Initial duration of 10 years

         This agreement will be in effect for a period of TEN (10) years, from the date of signature. At the end of the first TEN (10) year period, the current agreement may be renewed for an addition TEN (10) years, under terms and conditions described in the paragraph below.

         Renewal

         At least ONE HUNDRED AND EIGHTY DAYS (180) before the expiry of the first period of TEN (10) years, the licensor will forward to the licensee a draft of the contract then being proposed by the licensor (hereafter in this article called the "new contract") granting on its signing the right to commercialize the technology but with provisions which may be completely different than those in the current agreement.

         If the licensee is satisfied with the content of the "new contract," he may sign the said agreement for a period of TEN (10) YEARS.

         The provisions of this paragraph apply on the condition that the licensee has fulfilled all its responsibilities and obligations under the current agreement.

15.0     EFFECTIVE DATE

         The current agreement goes into effect on the date of the signing by the parties to this agreement.

16.0     RANGE OF THE AGREEMENT

         The current agreement binds and is enforceable not only with respect to the parties and the intervening parties but also with respect to their legal representatives.

         IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED IN MONTREAL
         (3) COPIES, THIS 4 DAY OF THE MONTH OF MAY 2000.

         The Licensor


         By:/s/ J. Michel de Montigny
                J. Michel de Montigny


         The Licensee



         By: /s/ Yves Lebel
                 Yves Lebel